UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	February 23, 2010
(Date of earliest event reported):	February 23, 2010

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|	|	Written communications pursuant to Rule 425 under the Securities Act
|	|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
|	|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
|	|	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 - Regulation FD Disclosure.

 On February 23, 2010, Fulton Financial Corporation ("Fulton") posted a new Corporate Presentation on its Investor Information website at www.fult.com. This Corporate Presentation, attached as Exhibit 99.1 and incorporated by reference, updates previously filed presentations and provides an overview of Fulton's strategy and performance. It is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Fulton will participate as a presenter at the 2010 Keefe, Bruyette & Woods Bank Conference in Boston on February 25, 2010. R. Scott Smith, Jr., chairman and chief executive officer of Fulton, and Charles J. Nugent, senior executive vice president and chief financial officer, are scheduled to make a presentation to attendees discussing the strategies and performance of Fulton from 8:45 a.m. until 9:25 a.m. Eastern Time.

A live webcast of the presentation will include the Corporate Presentation attached as Exhibit 99.1 and incorporated by reference. The Corporate Presentation and audio of the conference will be available via the Internet through Fulton's website at www.fult.com. Please click on Investor Information, then click on the conference link at the top of the screen. For those unable to listen to the live broadcast, a replay will be available for 30 days after the conference. There is no charge to access this event.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Corporate Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2010	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer